UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 28, 2015, Assurant, Inc. (the “Company”) issued a press release announcing certain preliminary financial results for the quarter ended March 31, 2015. The press release also announced that following a strategic review of its business portfolio, the Company will focus on housing and lifestyle protection products and services offered by its Solutions and Specialty Property business segments. As a result, the Company is exploring strategic alternatives for its Employee Benefits and Health business segments, including the sale of each business. The text of the press release, attached hereto as Exhibit 99.1, is incorporated by reference into this Item 2.02. The preliminary financial information included in the attached press release is furnished and not filed pursuant to General Instruction B.2 of Form 8-K.

Item 8.01	Other Events.

A copy of the press release referenced in Item 2.02 and attached as Exhibit 99.1 to this Form 8-K, except for the preliminary financial information contained therein, is hereby incorporated by reference to this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated April 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/S/ STEPHEN W. GAUSTER
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: April 28, 2015